UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 19, 2017

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 694-9800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2017 the board of directors of Social Reality, Inc. appointed Mr. Derek J. Ferguson to the board and as a member of the Audit Committee of our board to fill existing vacancies. Biographical information for Mr. Ferguson is as follows:

Derek J. Ferguson.  Mr. Ferguson, 36, has over 13 years of experience as a principal investor in private credit and equity investments together with corporate advisory experience serving middle market companies across a wide variety of niche businesses including tech-enabled services, manufacturing, general industrials, oil and gas, energy and environmental services, transportation/logistics, biotechnology and consumer and business services.  From February 2012 through July 2016, Mr. Ferguson was a principal with Victory Park Capital Advisors, LLC, an investment firm with a focus on alternative credit and equity solutions for small and middle market companies and, before that, was a Vice President with Maxim Partners, an independent private equity firm, where he was involved in originating, executing and managing domestic and cross-border investments.  Mr. Ferguson began his career as an Analyst – Mergers & Acquisitions, at J.P. Morgan Securities (2003 to 2005) and thereafter was an Associate at Thoma Cressey Equity Partners (2005 to 2006) and a Senior Associate at Wynnchurch Capital (2006 to 2010).  Mr. Ferguson received a B.S. in Finance from the University of Illinois at Urbana-Champaign and an MBA from the Kellogg School of Management at Northwestern University.

Victory Park Capital Advisors, LLC is an affiliate of Victory Park Management, LLC (“VPC”).  From October 2014 until January 2017 VPC, as administrative agent and collateral agent for the lenders and holders of notes and warrants issued thereunder, was our senior secured lender pursuant to the terms of the Financing Agreement dated October 30, 2014.  While at Victory Park Capital Advisors, LLC, Mr. Ferguson was primarily responsible for managing our relationship with VPC and, from time to time, attended our board meetings pursuant to the board observation rights granted VPC under the terms of the Financing Agreement.  Notwithstanding his professional title of principal, Mr. Ferguson was not a partner, executive officer, or controlling stockholder of Victory Park Capital Advisors, LLC or any of its affiliates, including VPC, nor did he receive any compensation related to the relationship between VPC and our company other than ordinary compensation paid to him in the course of his employment.  Accordingly, our board of directors has concluded that Mr. Ferguson's former employment with Victory Park Capital Advisors, LLC would not interfere with his exercise of independent judgment in carrying out the responsibilities of a director and that Mr. Ferguson is considered an "independent director" within the meaning of Nasdaq Marketplace Rule 5605 and Rule 10A-3(b)(1) of the Securities Act of 1933, as amended.

Consistent with our compensation policy for non-executive directors, upon his appointment to the board Mr. Ferguson was awarded a restricted stock grant under our 2016 Equity Compensation Plan of 3,086 shares of our Class A common stock valued at $10,000 as partial consideration for his services as an independent director during 2017 and a restricted stock grant of 772 shares of our Class A common stock valued at $2,500 in connection with his appointment to the Audit Committee.  He will also receive a $10,000 annual retainer, payable quarterly, and a per meeting fee of $2,000.  There was no arrangement or understanding between Mr. Ferguson and any other person pursuant to which he was appointed to our board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: January 20, 2017	By:	/s/ Christopher Miglino
Christopher Miglino, Chief Executive Officer